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                                                                    Exhibit 16.1


                         BERKOVITS, LAGO & COMPANY, LLP
                  Certified Public Accountants and Consultants

                                                               February 24, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read Item 4, Changes in Registrant's Certifying Accountant, of Form 8-K dated February 12, 2003 of Syndicated Food Service International, Inc. and are in agreement with the statements contained therein except as follows:

      1) We disagree with Item 4 (a)(ii), as the audit report for the year ended December 31, 2000 was modified with respect to an uncertainty relating to the entity's ability to continue as a going concern.

      2) We have no basis to agree or disagree with the statements of the registrant contained in Item 4 (a)(iii).

      3) We disagree with certain characterization of the facts and/or events and statements of the registrant contained in Item 4 (a)(iv).

      4) We disagree with certain characterization of the facts and/or events and statements of the registrant contained in Item 4 (a)(1)(v)(A).

      5) We have no basis to agree or disagree with the statements of the registrant contained in Item 4 (a)(1)(v)(B).

      6) We disagree with certain characterization of the facts and/or events and statements of the registrant contained in Item 4
            (a)(1)(v)(C)(1).

      7) We disagree with certain characterization of the facts and/or events and statements of the registrant contained in Item 4
            (a)(1)(v)(C)(2).

      8) We disagree with certain characterization of the facts and/or events and statements of the registrant contained in Item 4
            (a)(1)(v)(D)(1).

      9) We have no basis to agree or disagree with the statements of the registrant contained in Item 4 (a)(2).

      10) We have no basis to agree or disagree with the statements of the registrant contained in Item 4 (a)(2)(i)(ii).

      11) We disagree with the date listed in Item 4 (a)(3) as to when the registrant provided us with the disclosures required by Item 304(a)(1) of Regulation S-K, as the actual date was February 20, 2003.

We have also read Item 5, Other Events and Regulation FD Disclosure, of Form 8-K and we disagree with certain characterization of the facts and/or events and statements made by the registrant in Item 5 paragraph 4 and we have no basis to agree or disagree with all of the other statements of the registrant contained therein.

Sincerely,

Berkovits, Lago & Company, LLP


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                                             (305) 944-9326- FAX (305) 402-3103
                             E-MAIL: berkcpa@aol.com

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                   INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
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